UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2009

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2009, Perry Ellis International, Inc. (the “Company”) entered into an employment agreement with Mr. Stephen Harriman pursuant to which Mr. Harriman will continue to serve as the President of the Company’s Bottoms Division. The employment agreement for Mr. Harriman, which is effective as of May 1, 2009, is for a term of two years. The employment agreement provides for an annual salary of $500,000, retroactive to June 1, 2009. Mr. Harriman is eligible to participate in the Company’s Management Incentive Plan.

If the Company terminates Mr. Harriman’s employment without cause (as that term is defined in his employment agreement) he is entitled to a severance payment equal to six months of his then- current base salary; provided Mr. Harriman executes a full waiver and release of all claims against the Company and reaffirms the restrictive covenants set forth in the employment agreement. In the event the Company terminates Mr. Harriman’s employment without cause or Mr. Harriman terminates his employment for good reason (as that term is defined in his employment agreement) within twelve months following a change in control (as that term is defined in his employment agreement), Mr. Harriman will be entitled to a severance payment equal to one year of his salary plus the amount of incentive compensation that would have been received by Mr. Harriman in the current fiscal year; provided Mr. Harriman executes a full waiver and release of all claims against the Company and reaffirms the restrictive covenants set forth in the employment agreement. Mr. Harriman may not enter into any employment or other agency relationship with certain of the Company’s competitors or solicit or enter into any business relationship with any of the Company’s vendors, suppliers, sourcing agents, manufacturers, brokers or other parties providing goods or services to the Company during his employment or for a period of six months following his separation from the Company, for any reason. Mr. Harriman also may not, directly or indirectly, without the Company’s express written permission, for a period of two years after his separation from the Company, employ anyone who is a consultant or employee of the Company at the time of his separation from the Company or who was a consultant or employee during the six-month period prior to his separation from the Company. Mr. Harriman also may not disclose or utilize any trade secret or confidential information during the term of his employment and for a period of ten years after his separation from the Company.

The foregoing description is subject to the complete terms of the employment agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Employment Agreement by and between Perry Ellis International, Inc. and Stephen Harriman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: July 1, 2009	By:	/s/ Cory Shade
Cory Shade, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Perry Ellis International, Inc. and Stephen Harriman